Exhibit 10.5

EMPLOYMENT TRANSITION AND RELEASE AGREEMENT

This Employment Transition and Release Agreement (the “Agreement”) is entered into by and between Lindsey Christen (“Employee”), Camping World Holdings, Inc., a Delaware corporation (“Camping World”) and CWGS Enterprises, LLC, a Delaware limited liability company (the “Partnership” and, together with Camping World and any of the Affiliates of Camping World and the Partnership as may employ Employee from time to time, and any successor(s) thereto, the “Company”), effective as of the Effective Date (as defined below).

Recitals

WHEREAS, Employee is a party to that certain Second Amended and Restated Employment Agreement, effective as of January 1, 2026, with the Company (the “Employment Agreement”);

WHEREAS, Employee shall cease serving as the Company’s Chief Administrative and Legal Officer and Secretary as of September 1, 2026 (the “Transition Date”); and

WHEREAS, the Company desires to continue to employ Employee, and Employee desires to continue employment with the Company, as a non-executive employee during the Transition Period (as defined below), on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the adequacy of which is hereby acknowledged by the parties hereto, Employee and the Company hereby agree as follows:

Agreement

1.Effective Date; Transition Period.

(a)Employee and the Company agree that Employee will cease holding any and all positions as an officer, director or designee of the Company or any of its subsidiaries, affiliates or other entities in which it holds a direct or indirect equity interest as of the Transition Date; provided, however, Employee shall remain a non-executive employee of the Company commencing on the Transition Date through February 28, 2027, which date may be extended upon mutual agreement of Employee and the Company (or such earlier date on which Employee’s employment with the Company terminates for any reason, the date of Employee’s termination of employment, the “Last Day of Service”). The “Transition Period” shall be the period between the Transition Date and the Last Day of Service.

(b)The Company and Employee acknowledge that Employee’s employment during the Transition Period shall be at-will, as defined under applicable law, and that Employee’s employment with the Company may be terminated by either party at any time for any or no reason, with or without notice.  If Employee’s employment terminates for any reason during the Transition Period, Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as required by applicable law or other than as provided in this Agreement.

(c)During the Transition Period, Employee shall (i) continue to advise the Company as an employee advisor, and (ii) perform other transition-related duties, including using Employee’s reasonable efforts to advance the interests of the Company and facilitate the transition of her responsibilities in whatever reasonable capacity may be requested by the Company’s Chief Executive Officer or Board of Directors.

(d)The Company shall indemnify Employee with respect to matters relating to Employee’s services as an officer of the Company, or any of its affiliates, occurring during the course and scope of Employee’s employment with the Company, including during the Transition Period, to the extent and pursuant to the applicable provisions in Delaware law and that certain Indemnification Agreement dated February 23, 2023 and attached hereto as Exhibit A (the “Indemnification Agreement”); provided, that nothing in this Agreement shall limit, reduce, or otherwise adversely affect rights of Employee under the Indemnification Agreement, and all agreements and obligations of the Company contained within such Indemnification Agreement shall continue during the Transition Period notwithstanding that Employee will not be serving as an officer or director of the Company or any of its affiliates during such period, and, in accordance with Section 10 of the Indemnification Agreement, shall continue thereafter so long as Employee shall be subject to any Proceeding (as defined in the Indemnification Agreement) (or any proceeding commenced under Section 7 of such Indemnification Agreement) by reason of her Corporate Status (as defined in the Indemnification Agreement), whether or not she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided thereunder, and shall be binding upon and inure to the benefit of and be enforceable by the parties thereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. The foregoing indemnity is contractual and will survive any adverse amendment to or repeal of this Agreement or termination of this Agreement for any reason.

2.Compensation Matters. As compensation for the services to be rendered by the Employee to the Company during the Transition Period, Employee shall be paid the following compensation and benefits during the Transition Period:

(a)The Company shall continue to pay to Employee her base salary at the rate in effect as of the Effective Date ($700,000 per year), payable in accordance with the Company’s pay practices (the “Transition Pay”);

(b)A prorated annual bonus for 2026 equal to $392,671.23 representing Employee’s minimum annual bonus for 2026 ($525,000), multiplied by a fraction, (1) the numerator of which shall be the number of days Employee was employed during 2026 through September 30, 2026 and (2) the denominator of which shall be three hundred sixty-five (365), which payment shall be made within thirty (30) days of the Transition Date (the “Prorated Bonus”);

(c)Employee shall be entitled to continue to participate in benefits under the Company’s benefit plans and arrangements, subject to and on a basis consistent with the terms, conditions, and overall administration of such plans and arrangements;

(d)Employee shall continue to be entitled to paid time off and/or vacation in accordance with Company policy; and

(e)The Company agrees to continue to reimburse all reasonable business expenses incurred by Employee consistent with the Company’s policies regarding reimbursement in the performance of Employee’s duties under this Agreement;

(f)Employee shall continue to receive a Company owned vehicle selected by the Company after consultation with Employee suitable for Employee’s position for her business and personal use, as mutually agreed by Employee. The Company shall pay the property taxes, insurance and any license fees or tags for such vehicles; and

(g)Employee’s awards of restricted stock unit (“RSUs”) which are outstanding as of the Transition Date and scheduled to vest prior to December 31, 2026 shall continue to vest during the Transition Period in accordance with the terms of the applicable award agreements and the Camping World Holdings, Inc. 2016 Incentive Award Plan, as amended from time to time (the “2016 Plan”) and, notwithstanding anything to the contrary in the 2016 Plan or the applicable award agreements, Employee’s other outstanding unvested restricted stock units which are not scheduled to vest prior to December 31, 2026 and outstanding unvested performance-based restricted stock units will be forfeited for no consideration as of the Transition Date.

3.Last Day of Service.

(a)On or within fifteen (15) days following the Last Day of Service for any reason, the Company will pay to Employee (1) her earned but unpaid Transition Pay and any accrued but unpaid vacation or paid time off through the Last Day of Service and (2) reimbursement of any business expenses incurred in the ordinary course of business through the Last Day of Service that have not yet been reimbursed in accordance with Company policies in effect from time to time. Employee’s entitlement to health benefits from the Company, and eligibility to participate in the Company’s health benefit plans, shall cease on the last day of the calendar month during which the Last Day of Service occurs, except to the extent Employee elects to and is eligible to receive continued healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for herself and any covered dependents. Employee’s entitlement to other benefits from the Company, and eligibility to participate in the Company’s other benefit plans and programs, shall cease on the Last Day of Service.

(b)Upon the occurrence of the Last Day of Service prior to February 28, 2027 due to Employee’s termination by the Company without Cause, Employee will be eligible to receive an amount equal to the remaining unpaid Transition Pay that would have been payable through the remainder of the Transition Period, which shall be paid in a lump sum within thirty (30) days of such Last Day of Service.

(c)Upon the occurrence of the Last Day of Service for any reason other than Employee’s voluntary resignation or termination by the Company for Cause (as defined in the Employment Agreement), Employee will be eligible to receive a cash payment equal to $350,000, payable in a lump sum within thirty (30) days of the Last Day of Service (the “Last Day of Service Payment”).

(d)Employee acknowledges and agrees that: (i) Employee has no right to any severance benefits or other termination pay under the Employment Agreement or any other plan, program or agreement currently maintained by the Company or any of its subsidiaries, and (ii) Employee understands and agrees that her entitlement to the Transition Pay, Prorated Bonus and Last Day of Service Payment (the “Transition Benefits”) are subject to (1) the occurrence of the Effective Date within the time period provided in Section 4 below, (2) Employee’s compliance with the terms and conditions of this Agreement and the restrictive covenants included in Sections 5 and 6 of the Employment Agreement, as well as any other applicable restrictive covenant agreements between Employee and the Company or its affiliates (the “Restrictive Covenants”) and (3) with respect to the Last Day of Service Payment, Employee’s reaffirmation and re-execution of this Agreement (including, for the avoidance of doubt, the Release set forth in Section 4) in the second signature block below within ten (10) days after the Last Day of Service and allowing said reaffirmation to become effective without revocation pursuant to the terms of this Agreement.

(e)Other than the payments described in this Agreement, Employee acknowledges that the Company will have timely paid all wages and employee benefits owed to Employee through the Transition Date, including but not limited to, all salary, bonuses, commissions, business expenses, allowances, vacation pay, leave pay, and other employee benefits as a result of Employee’s employment with the Company and/or conclusion of that employment.

4.Release of Known and Unknown Claims By Employee.

(a)Employee acknowledges and agrees that: (i) the Transition Benefits constitute adequate consideration for the promises and representations made by Employee in this Agreement (including, without limitation, the Release). In consideration of the agreements and promises set forth herein, including the Company’s agreement to continue to employ Employee during the Transition Period and the Transition Benefits, Employee, on behalf of herself and Employee’s executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, stockholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans (including plan sponsors, plan fiduciaries, and insurers) in which Employee is or has been a participant by virtue of her employment with or service to the Company (collectively, the “Company Releasees”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected, direct or derivative (collectively, “Claims”), which Employee has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Employee’s employment by or service to the Company or the termination thereof, Employee’s ownership of Company securities or otherwise, including any and all claims arising under federal, state, or local laws, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. § 1981, et seq.; the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the California Constitution; the California Fair Employment and Housing Act; California Government Code § 12940, et seq.; the California Labor Code; California unfair competition laws (including but not limited to California Business and Professions Code § 17200 et seq.); the California Family Rights Act; the Illinois Human Rights Act, the Illinois Right to Privacy in the Workplace Act, the Illinois Occupational Safety and Health Act, the Illinois Worker Adjustment and Retraining Notification Act, the Illinois One Day Rest in Seven Act, the Illinois Union Employee Health and Benefits Protection Act, the Illinois Employment Contract Act, the Illinois Labor Dispute Act, the Illinois Victims' Economic Security and Safety Act, the Illinois Whistleblower Act, and the Illinois Equal Pay Act. and any other state or local law (statutory, regulatory, or otherwise) that may be legally waived and released, and all including any amendments and their respective implementing regulations of any of the foregoing; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;

(b)Notwithstanding the generality of the foregoing, Employee does not release any claim which, by law, may not be released, including the following claims (the “Retained Claims”):

(i)Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii)Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company or its affiliates and/or pursuant to the terms of applicable state law;

(iii)Claims pursuant to the terms and conditions of the federal law known as COBRA;

(iv)Claims for indemnity under the Indemnification Agreement or the bylaws of the Company or its affiliates, as provided for by applicable law or under any applicable insurance policy with respect to Employee’s liability as an employee or officer of the Company or its affiliates;

(v)Claims for Employee’s right to bring to the attention of the Equal Employment Opportunity Commission or any other federal, state or local government agency claims of discrimination, or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other federal, state or local government agency; provided, however, that Employee does release her right to secure any damages for alleged discriminatory treatment;

(vi)Claims based on any right Employee may have to enforce the Company’s or its affiliates’ executory obligations under this Agreement;

(vii)Claims Employee may have to vested or earned compensation and benefits; and

(viii)Employee’s right to communicate or cooperate with any government agency.

(c)EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

BEING AWARE OF SAID CODE SECTION, EMPLOYEE HEREBY EXPRESSLY WAIVES ANY RIGHTS EMPLOYEE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

(d)Employee represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that Employee may have against the Company Releasees.  Employee agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any such assignment or transfer from Employee.

(e)Employee understands that this Agreement shall become effective, irrevocable, and binding upon Employee upon her execution of this Agreement. The date on which this Agreement becomes effective and irrevocable is referred to herein as the “Effective Date.”

5.Knowing and Voluntary. Employee represents and agrees that, prior to signing this Agreement, Employee has had the opportunity to discuss the terms of this Agreement with legal counsel of her choosing.  Employee further represents and agrees that Employee is entering into this Agreement knowingly and voluntarily.  Employee affirms that no promise was made to cause Employee to enter into this Agreement, other than what is promised in this Agreement.  Employee further confirms that she has not relied upon any other statement or representation by anyone other than what is in this Agreement as a basis for her agreement.

6.Confirmation of Continuing Obligations.

(a)Restrictive Covenants. Employee hereby expressly reaffirms her obligations under the Restrictive Covenants, and agrees that such obligations shall survive the Last Day of Service to the extent any such obligations survive termination; provided, that, for purposes of the non-competition, non-solicitation and adversarial restrictions Restrictive Covenants, the “Restricted Period” shall expire on the six-month anniversary of the Last Day of Service.

(b)Cooperation. Employee agrees that, upon reasonable notice (after taking into account, to the extent reasonably practicable, her other personal and business commitments) and without the necessity of Company obtaining a subpoena or court order, she will provide reasonable cooperation to Company in connection with any suit, action or proceeding (or any appeal from any suit, action or proceeding), or the decision to commence on behalf of the Company any suit, action or proceeding, any investigation and/or any defense of any claims asserted against the Company or any of the Company’s current or former directors, officers, employees, partners, stockholders, agents or representatives of any of the foregoing, and any ongoing or future investigation or dispute or claim of any kind involving the Company that relates to events occurring during Employee’s employment or services as to which she may have relevant information and any other matter for which Employee was responsible or had knowledge of through the Last Day of Service, other than matters in which Employee is an adverse party to the Company. Such cooperation may include, but will not be limited to, providing background information within her knowledge; aiding in the drafting of declarations; executing declarations or similar documents; testifying or otherwise appearing at investigation interviews, depositions, arbitrations or court hearings; and preparing for the above-described or similar activities.  Upon the reasonable request of Company, Employee agrees to cooperate with the transition of her job responsibilities following the Last Day of Service and cooperate in providing information on matters on which she was involved while an employee.  To the extent such cooperation occurs subsequent to the Last Day of Service, the Company shall compensate the Employee’s for such cooperation at a daily rate equal to $340.00 per hour.

(c)Return of Property. By signing below, Employee represents and warrants that, no later than the Last Day of Service, Employee will return to the Company all lists, books and records of, or in connection with, the Company’s business, and all other property belonging to the Company, including, without limitation, any Company-issued laptop, documents (hard copy or electronic files), it being distinctly understood that all such lists, books and records, and other documents, are the property of the Company, unless otherwise agreed by the Chief Executive Officer of the Company.  Employee further represents and warrants that Employee has not nor will Employee copy or transfer any Company information, nor will Employee maintain any Company confidential information after the Last Day of Service.  Employee’s compliance with this Section 6(c) shall be a condition to Employee’s receipt of the additional benefits described in Sections 2 and 3 above. Notwithstanding the foregoing, Employee may retain documents relating to her compensation and benefits from the Company.

(d)Remedy in the Event of Breach. The receipt of the Transition Benefits shall be subject to Employee not violating the material provisions of this Agreement or the Restrictive Covenants. In the event Employee breaches the material provisions of this Agreement or the Restrictive Covenants, which breach is not cured by Employee, if capable of cure, within a reasonable period of time following Employee's receipt of written notice from the Company specifying in reasonable detail such breach, in the good faith and reasonable discretion of the Company, in addition to all other rights and remedies available to the Company under law or in equity (provided that damages shall be limited to direct damage sustained), all Transition Benefits to which Employee may otherwise be entitled pursuant to Sections 2 and 3 shall be immediately suspended.

(e)Other Protections. Notwithstanding anything to the contrary herein, nothing in this Agreement shall prevent Employee or the Company from, as applicable, (i) communicating directly with, cooperating with, filing a charge with, reporting possible violations of federal law or regulation to, or providing information to any federal, state or local government agency, including without limitation, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice, the U.S. Equal Employment Opportunity Commission, or the U.S. National Labor Relations Board, (ii) providing truthful information to the extent required by applicable law in connection with any legal proceeding, government investigation or other legal matter; (iii) exercising any rights Employee may have under Section 7 of the U.S. National Labor Relations Act, or (iv) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that Employee has reason to believe is unlawful..

7.Entire Agreement; Modification. This Agreement  and the other agreements referenced herein, constitute the entire agreement of the parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral, including, without limitation, the Employment Agreement (other than Sections 5, 6, 8.08 and 8.11 through 8.13 and Section 8.15 thereof, which are hereby incorporated herein by reference and form a part of this Agreement).  This Agreement may be amended or modified only with the written consent of Employee and an authorized representative of the Company.  No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

8.Survival. The covenants, agreements, representations and warranties contained in or made in this Agreement shall survive the Last Day of Service or any termination of this Agreement.

9.Third-Party Beneficiaries. Except as expressly set forth herein, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

10.Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party’s rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

11.Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by email, telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt.  Notice shall be sent to Employee at the address listed on the Company’s personnel records and to the Company at its principal place of business, or such other address as either party may specify in writing.

12.Severability. In the event any provision of this Agreement is found to be unenforceable by any court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law.  If a deemed modification is not satisfactory in the judgment of such court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

13.Governing Law and Venue. This Agreement will be governed by and construed in accordance with the laws of the United States of America and the State of Delaware applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof.  Any suit brought hereon shall be brought in the state or federal courts sitting in Wilmington, Delaware the parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by Delaware law.

14.Non-transferability of Interest. None of the rights of Employee to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Employee. Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of Employee to receive any form of compensation to be made by the Company pursuant to this Agreement shall be void.

15.Gender. Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word “person” shall include any corporation, firm, partnership or other form of association.

16.Counterparts; Facsimile or .pdf Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or by .pdf file and upon such delivery the facsimile or .pdf signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

17.Construction. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.  The headings of the several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

18.Withholding and Other Deductions; Right to Seek Independent Advice. All compensation payable to Employee hereunder shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.  Employee acknowledges and agrees that neither the Company nor the Company’s counsel has provided any legal or tax advice to Employee and that Employee is free to, and is hereby advised to, consult with a legal or tax advisor of her choosing.

19.Section 409A.

(a)The intent of the parties is that payments and benefits under this Agreement comply with, or be exempt from Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the final regulations and any guidance promulgated thereunder (“Section 409A”), and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance with such intention. To the extent that any provision in this Agreement is ambiguous as to its compliance with or exemption from Section 409A, the provision shall be read in such a manner that no payments payable under this Agreement  shall be subject to an “additional tax” as defined in Section 409A(a)(1)(B) of the Code. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments.

(b)Notwithstanding any provision to the contrary in this Agreement, to the extent that the payments or benefits under this Agreement are “nonqualified deferred compensation” subject to Section 409A or are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii), then, to the extent required by Section 409A or to satisfy such exception, no amount shall be payable to Employee unless Employee’s termination of employment constitutes a “separation from service” within the meaning of Section 409A (“Separation from Service”). If Employee is a “specified employee” (as defined in Section 409A), as determined by the Company in accordance with Section 409A, on the date of Employee’s Separation from Service, to the extent that the payments or benefits under this Agreement are subject to Section 409A and the delayed payment or distribution of all or any portion of such amounts to which Employee is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion deferred pursuant to this Section 20(b) shall be paid or distributed to Employee in a lump sum on the earlier of (i) the date that is six (6)-months following Employee’s Separation from Service, (ii) the date of Employee’s death or (iii) the earliest date as is permitted under Section 409A. Any remaining payments due under this Agreement shall be paid as otherwise provided herein.

(c)To the extent that any payments or reimbursements provided to Employee under this Agreement are deemed to constitute compensation to Employee to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid or reimbursed reasonably promptly, but not later than December 31 of the year following the year in which the expense was incurred.  The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and Employee’s right to such payments or reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit.

(d)Employee agrees and acknowledges that the Company makes no representations or warranties with respect to the application of Section 409A and other tax consequences to any payments hereunder and, by the acceptance of any such payments, Employee agrees to accept the potential application of Section 409A and the other tax consequences of any payments made hereunder.  In no event whatsoever shall the Company be liable for any taxes, penalties or interest that may be imposed on Employee pursuant to Section 409A or under any other similar provision of state tax law, including but not limited to, damages for failing to comply with Section 409A and/or any other similar provision of state tax law.

[Signature Page Follows]

PLEASE READ CAREFULLY.  THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

THE UNDERSIGNED AGREE TO THE TERMS OF THIS AGREEMENT AND VOLUNTARILY ENTERS INTO IT WITH THE INTENT TO BE BOUND THEREBY.

EMPLOYEE:

Dated:	July 29, 2026	/s/ Lindsey Christen
Lindsey Christen

		Dated:	July 29, 2026

CAMPING WORLD HOLDINGS, INC.

		By:	/s/ Matthew D. Wagner

		Print Name:	Matthew D. Wagner

		Title:	CEO and President

		Date:	July 29, 2026

CWGS ENTERPRISES, LLC

		By:	/s/ Matthew D. Wagner

		Print Name:	Matthew D. Wagner

		Title:	CEO and President

		Date:	July 29, 2026

THE EMPLOYEE HEREBY HAS REAFFIRMED AND ACCEPTED  THIS AGREEMENT NO EARLIER THAN THE LAST DAY OF SERVICE, AND VOLUNTARILY ENTERS INTO IT WITH THE INTENT TO BE BOUND THEREBY.

EMPLOYEE:

Dated:
Lindsey Christen

Dated:

ACCEPTED AND AGREED:

CAMPING WORLD HOLDINGS, INC.

By:

Print Name:

Title:

Date:

CWGS ENTERPRISES, LLC

By:

Print Name:

Title:

Date: